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                                                                   EXHIBIT 10.18


                          AMENDMENT NUMBER TWO TO THE
                            GENUINE PARTNERSHIP PLAN


         This Amendment to the Genuine Partnership Plan is adopted by Genuine Parts Company (the "Company"), effective as of the date set forth herein.

                              W I T N E S S E T H:

         WHEREAS, the Company maintains the Genuine Partnership Plan (the "Plan"), as amended and restated effective January 1, 1994, and such Plan is currently in effect; and

         WHEREAS, the Company desires to permit newly hired Employees to make Pre-Tax Contributions to the Plan upon commencement of employment; and

         WHEREAS, the Company wishes to continue its practice of making Employer Contributions and allocating forfeitures to the Accounts of Participants who are at least 21 years of age and have completed one year of service;

         NOW, THEREFORE, BE IT RESOLVED that the Plan is hereby amended as follows:

                                       1.

         Section 3.01(b) is deleted in its entirety, and a new Section 3.01(b) is substituted in lieu thereof, as follows:

         "(b) An Eligible Employee who is not described in subsection (a) above shall become a Participant in the Plan for the purposes described below as of the following dates:

                           (1) For purposes of becoming eligible to make Pre-Tax
                  Contributions and for all other purposes of the Plan related to making Pre-Tax Contributions (e.g., Investment Funds and elections) other than eligibility to receive an Employer Contribution and an allocation of forfeitures, the Entry Date next following the later of (i) the date on which the Employee has both completed one Hour of Service and attained age 21 or
                  (ii) the date the Employee becomes a member of the class of Eligible Employees.

                           (2) For purposes of becoming eligible to receive an
                  Employer Contribution and share in the allocation of any forfeitures (see Article 5), the Entry Date next following the later of (i) the date on which the Employee has both completed one Year of Eligibility Service and attained age 21 or (ii) the date the Employee becomes a member of the class of Eligible Employees.
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                           (3) See Section 3.04 below for special rules that
                  apply to new Employees following an acquisition."

                                       2.

         Section 3.02(b) is deleted in its entirety and a new Section 3.02(b) is substituted in lieu thereof as follows:

         "(b) Break in Service. For purposes of determining whether an Eligible Employee has satisfied the requirements of Section 3.01(b)(2), an Employee shall not receive credit for any Hours of Service for purposes of Section 3.01(b)(2) during any period of Employment which precedes a Break in Service if, at the time of such Break in Service, the Employee had not satisfied the requirements of Section 3.01(b)(2). This rule shall also apply for purposes of determining eligibility under
                  Section 3.01(b)(1) if, at the time of such Break in Service, the Employee had not satisfied the requirements of Section 3.01(b)(1)."

                                       3.

         Section 3.03(b) is deleted in its entirety and a new Section 3.03(b) is substituted in lieu thereof, as follows:

         "(b) An Eligible Employee who was a Participant in this Plan at the time of his Terminated Date and who is subsequently rehired by an Employer, shall be eligible to immediately participate in the portion(s) of the Plan for which the Participant was previously eligible effective on the date of his rehire or, if later, on the date he becomes an Eligible Employee."

                                       4.

         The following sentence shall be added to the end of Sections 5.01(a),
5.02 and 5.04 as follows:

         "See Section 3.01(b)(2) and Section 5.05 for additional eligibility requirements."

                                       5.

         A new Section 5.05 is hereby added to the Plan, as follows:

         "5.05    Eligibility to Share in Employer Contributions and
                  Forfeitures.

                  See Section 3.01(b)(2) for age and service requirements that an Eligible Employee must satisfy as a condition to receiving an Employer Contribution or sharing in the allocation of any forfeiture. An Eligible Employee who has satisfied the requirements of Section 3.01(b)(1) (eligibility to make Pre-Tax



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                  Contributions) but not Section 3.01(b)(2) may make Pre-Tax
                  Contributions (subject to the terms of the Plan) but shall not be eligible to receive an Employer Matching Contribution on such Pre-Tax Contribution or any other Employer Contribution or allocation of forfeitures."

                                       6.

         The definition of Participant set forth in Section 12.01 is hereby deleted, and a new Section 12.01 is substituted in lieu thereof as follows:

                  "Participant. For purposes of computing the Average Actual Contribution Percentage and related provisions of this Article 12, a Participant shall mean any Eligible Employee who (i) is eligible to receive an allocation of an Employer Matching Contribution, even if no Employer Matching Contribution is allocated due to the Eligible Employee's failure to make a required Pre-Tax Contribution or (ii) is unable to receive an Employer Matching Contribution because his or her Compensation is less than a stated amount. For purposes of computing the Average Actual Deferral Percentage and related provisions of this Article 12, a Participant shall mean any Eligible Employee who (i) is eligible to make a Pre-Tax Contribution, including an Eligible Employee whose right to make Pre-Tax Contributions has been suspended because of an election not to participate or a hardship distribution and (ii) is unable to make a Pre-Tax Contribution because his Compensation is less than a stated amount."

                                       7.

         This Amendment shall be effective November 1, 1996. Except as amended herein, the Plan shall remain in full force and effect.

         IN WITNESS WHEREOF, Genuine Parts Company has caused this Amendment to the Plan to be executed on the date shown below, but effective as of the date indicated above.

                                        GENUINE PARTS COMPANY


                                       By: /s/ George W. Kalafut
                                          --------------------------------------
                                       Date: December 3, 1996
                                            ------------------------------------
Attest:

 /s/ Frank M. Howard
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